Exhibit 107

Calculation of Filing Fee Tables

Form S-8

(Form Type)

Inhibikase Therapeutics, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities

Fees to Be Paid	Equity	2020 Equity Incentive Plan, Common Stock, par value $0.001 per share	Rule 457(c) and Rule 457(h)	29,953,993 (2)	$2.095(3)	$62,753,615.34	$0.00015310	$9,607.58

Fees Previously Paid

Carry Forward Securities

Carry Forward Securities	—	—	—	—	—	—		—

	Total Offering Amounts					$62,753,615.34		$9,607.58

	Total Fees Previously Paid					—		$0

	Total Fee Offsets					—		$0

	Net Fee Due							$9,607.58

(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 (this “Registration Statement”) shall also cover any additional shares of common stock, par value $0.001 per share (“Common Stock”), of Inhibikase Therapeutics, Inc. (the “Registrant”), which become issuable under the Registrant’s 2020 Equity Incentive Plan, as amended (the “Option Plan) by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant’s outstanding shares of Common Stock. Pursuant to Rule 416(c) under the Securities Act, this Registration Statement shall also cover an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.

(2)

Represents an increase of 29,953,993 shares of Common Stock to the number of shares available for issuance under the Option Plan. Shares available for issuance under the Option Plan were previously registered on the Registrant’s registration statement on Form S-8 (Registration No. 333-259555) filed with the Securities and Exchange Commission (the “Commission”) on September 15, 2020.

(3)

The price of $2.095 per share, which is the average of the high and low sale prices of Common Stock as quoted on the Nasdaq Capital Market on January 31, 2025, is set forth solely for purposes of calculating the registration fee pursuant to Rules 457(c) and (h) of the Securities Act, and has been used as these shares are without a fixed price.